UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2006
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32395 (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On February 10, 2006, our Board of Directors approved the following compensation arrangements:
Executive Officer Compensation
     2006 Executive Officer Salary
     The Compensation Committee of the Board of Directors granted an increase in annual salary to the following named executive officers and two additional individuals who are part of the Company’s senior executive team (“Senior Executive Team”), effective December 31, 2005 for Messrs. Berry and Carrig and March 1, 2006 for all other members of the Senior Executive Team. The annual salaries for these officers will be as follows:
•	J.W. Nokes — $895,000

•	W.B. Berry — $817,000

•	J.A. Carrig — $695,000

•	J.E. Lowe — $591,000

•	S.F. Gates — $596,000

•	P.L. Frederickson — $591,000
     VCIP Awards
     The Compensation Committee of the Board of Directors approved a cash bonus under the Company’s Variable Cash Incentive Program to the Company’s Senior Executive Team, for the year ended December 31, 2005, in the following amounts:
•	J.J. Mulva — $4,800,276

•	J.W. Nokes — $1,500,980

•	W.B. Berry — $1,136,397

•	J.A. Carrig — $1,176,761

•	J.E. Lowe — $925,174

•	S.F. Gates — $790,888

•	P.L. Frederickson — $872,222
     Annual Stock Option Awards
     The Compensation Committee of the Board of Directors approved stock option grants under the Company’s 2004 Omnibus Stock and Performance Incentive Plan for the Senior Executive Team in the following amounts (each award has an exercise price of $59.075 and will vest in three equal annual installments beginning one year from the date of grant):
•	J.J. Mulva — 268,800

•	J.W. Nokes — 96,300

•	W.B. Berry — 92,300

•	J.A. Carrig — 78,500

•	J.E. Lowe — 50,900

•	S.F. Gates — 48,700

•	P.L. Frederickson — 50,800

     Performance Share Program
     In February 2003, the Compensation Committee of the Board of Directors established the first performance period under the PSP (PSP I), for the performance period covering January 1, 2003 through December 31, 2005. Each executive’s award was subject to a range of 0 - 200%, or more, of target based upon the program criteria and a subjective evaluation of the individual’s long-term potential and performance, considering input from the Chairman and CEO for each participant other than himself. On February 10, 2006, the Compensation Committee of the Board of Directors approved the following payouts under PSP I to the Senior Executive Team:

Executive Officer	Total Number of Shares/Units *

J.J. Mulva	381,442
J.W. Nokes	106,400
W.B. Berry	66,906
J.A. Carrig	60,880
J.E. Lowe	52,126
S.F. Gates	41,786
P.L. Frederickson	49,539
*      PSP I payouts, in some cases, include discretionary individual adjustments in addition to the maximum program payout of 200% of target. Payout was made in the form of restricted stock units. Restrictions for these restricted stock units do not lapse until separation from service with the Company, whether because of death, disability, layoff, retirement, or after a change in control. The restricted stock units are forfeitable upon separation from service for reasons other than those specified. Above amounts do not include early partial PSP I payout made February 8, 2004, as set forth on page 17 of the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 13, 2006, the Company announced that its board of directors of had approved the following actions concerning the company’s principal officers:
•	Jim W. Nokes, executive vice president, Refining, Marketing, Supply & Transportation, has elected to retire effective April 30, 2006.

•	James L. Gallogly, 53, currently president and chief executive officer (CEO) of Chevron Phillips Chemical Company LLC, will become executive vice president, Refining, Marketing & Transportation, for ConocoPhillips, effective April 1, 2006. Gallogly began his career with Phillips Petroleum Company in 1980, serving in a variety of legal, finance and project management roles before being named vice president of North America production in 1995. He assumed the position of vice president of plastics in 1997, then senior vice president of chemicals in 1999, leading to his current position in 2000.

•	John E. Lowe, currently executive vice president, Planning, Strategy & Corporate Affairs, will become executive vice president, Commercial.

•	Philip L. Frederickson, currently executive vice president, Commercial, will become executive vice president, Planning, Strategy & Corporate Affairs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Stephen F. Gates
February 16, 2006	Stephen F. Gates
Senior Vice President and General Counsel